EXHIBIT 99.1

Community West Bancshares Earns $1.3 Million in 4Q16 and $5.2 Million for the Year

Assets Surpass $700 Million and Book Value Increases to $8.07 per Share

Declares Quarterly Cash Dividend of $0.035 Per Common Share

GOLETA, Calif., Jan. 27, 2017 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.3 million in the fourth quarter of 2016 (4Q16) compared to $1.5 million in the third quarter of 2016 (3Q16) and $1.9 million in the fourth quarter of 2015 (4Q15).  For the full year, Community West reported net income of $5.2 million compared to $2.9 million in 2015.

“Solid profitability, a healthy net interest margin, improving asset quality and robust loan and deposit growth were the highlights of our 2016 financial results,” stated Martin E. Plourd, President and Chief Executive Officer.  “The strength of the economy in our local marketplace continues to sustain and build our community banking franchise with strong on-going demand for our high-service approach to lending and deposit programs.  Our focus in the coming year remains on the local markets and expanding our franchise through organic growth.  The increase in non-interest expenses in 4Q16 compared to 4Q15 is primarily due to additional lenders and staff.  We will continue to invest in our future, with the opening of the San Luis Obispo branch in November 2016, the relocated branch in Santa Maria in January 2017 and the new Oxnard branch scheduled to open next week.”

4Q16 Financial Highlights

  Total loans increased $28.9 million for 4Q16 to $630.8 million at December 31, 2016, and 16.1% compared to $543.5 million a year ago.
  Total assets surpassed $700 million for the first time in the Company’s history and increased 14.4% to $710.6 million at December 31, 2016, compared to $621.2 million a year ago.
  Nonaccrual loans, net, decreased 52.6% to $2.4 million, or 0.38% of net loans at December 31, 2016, compared to $5.0 million, or 0.92% of net loans, a year ago, representing the lowest level since 3Q07.
  Net income available to common stockholders for 4Q16 was $1.3 million, or $0.16 per diluted share.
  Return on average assets for 2016 was 0.81%.
  Return on average common equity for 2016 was 8.19%.
  Net interest margin for 2016 was 4.60%.
  Non-interest-bearing deposits increased 31.2% to $100.4 million at December 31, 2016, compared to $76.5 million a year ago.
  Book value per common share increased 6.9% to $8.07 at December 31, 2016, compared to $7.55 a year ago.
  The Bank continues to be well-capitalized per banking regulations with its total risk-based capital ratio at 12.27% and Tier 1 leverage ratio at 10.08% at December 31, 2016.

Income Statement

“While we had a modest decrease in the net interest margin during the fourth quarter, we have been able to maintain a net interest margin in the mid-4% range, largely due to our above industry-average loan yields and periodic loan interest recoveries,” said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer.  Fourth quarter net interest margin was 4.63% compared to 4.81% in 3Q16 and 4.90% in 4Q15.  For all of 2016, Community West’s net interest margin was 4.60% compared to 4.80% in 2015.   Of the asset yields for all of 2016, eight basis points of asset yields was attributable to one large past due loan relationship that was paid in full and, for all of 2015, 22 basis points were attributable to two large past due loan relationships that were paid in full.

Net interest income for 4Q16 was $7.8 million, a slight increase compared to $7.7 million in the preceding quarter and a 4.0% increase compared to $7.5 million in 4Q15.  For the year, net interest income increased 5.0% to $29.1 million compared to $27.7 million a year ago.  Non-interest income was $538,000 in 4Q16, a slight decrease compared to $559,000 in 3Q16 and unchanged compared to 4Q15.  For the year, non-interest income was $2.3 million, which was unchanged compared to 2015.

Non-interest expenses totaled $5.9 million in 4Q16, compared to $5.8 million in 3Q16 and $5.1 million in 4Q15.  The increase is largely due to the business development of the Bank’s Northern region, consisting of San Luis Obispo and north Santa Barbara counties.  For all of 2016, noninterest expenses were $22.6 million.  In the second quarter of 2015, Community West settled a claim for $7.1 million, net, which increased non-interest expenses for 2015 to $27.3 million.  Excluding this one-time settlement, non-interest expenses would have been $20.2 million for 2015.  (See page 7 – “Non-GAAP Financial Information”)

Balance Sheet

Net loans increased 4.8% to $623.4 million at December 31, 2016, compared to $594.7 million at September 30, 2016, and increased 16.2% compared to $536.5 million a year ago.  Commercial real estate loans outstanding were up 51.6% from year ago levels to $272.1 million at December 31, 2016, and comprise 43.1% of the total loan portfolio.  Manufactured housing loans were up 9.2% from year ago levels to $194.2 million and represent 30.8% of total loans.  Commercial loans decreased 2.1% from year ago levels to $105.3 million and represent 16.7% of the total loan portfolio and SBA loans decreased 23.8% from a year ago to $36.5 million and represent 5.8% of the total loan portfolio.

Total assets were $710.6 million at December 31, 2016, a 6.9% increase compared to three months earlier and a 14.4% increase compared to one year ago.  Deposits totaled $612.2 million at December 31, 2016, up 3.7% compared to $590.6 million at September 30, 2016, and grew 12.5% compared to $544.3 million a year earlier.  Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $457.3 million at December 31, 2016 and comprise 74.7% of total deposits, compared to $408.7 million, or 75.1% of total deposits, a year ago.

Stockholders’ equity was $65.3 million at December 31, 2016, compared to $64.2 million at September 30, 2016, and $62.0 million a year ago.  Book value per common share improved to $8.07 at December 31, 2016 compared to $7.93 at September 30, 2016, and $7.55 a year ago.

Credit Quality

“This year, we were able to cut in half our nonaccrual loans and nonaccrual loans plus other assets acquired through foreclosure, both net of SBA/USDA guarantees, reflecting the hard work of our lenders and the credit management team, as well as the continuing improvement in our local markets,” said Plourd.

The allowance for loan losses was $7.5 million at December 31, 2016, or 1.31% of total loans held for investment, compared to 1.33% at September 30, 2016, and 1.44% a year ago.  Net nonaccrual loans decreased 21.5% to $2.4 million, or 0.38% of total loans at December 31, 2016, compared to $3.0 million, or 0.50% of total loans, three months earlier, and decreased 52.6% compared to $5.0 million, or 0.92% of total loans, a year ago.

Of the $2.4 million in net nonaccrual loans, $799,000 were manufactured housing loans, $712,000 were SBA 504 1st loans, $373,000 were home equity loans, $192,000 were single family real estate loans, $141,000 were commercial real estate loans, $128,000 were SBA loans and $30,000 were commercial loans.

Other assets acquired through foreclosure totaled $137,000 at December 31, 2016, compared to $55,000 three months earlier and $198,000 a year earlier.  Nonaccrual loans plus other assets acquired through foreclosure, net of SBA/USDA guarantees, totaled $2.5 million, or 0.35% of total assets, at December 31, 2016, compared to $3.1 million, or 0.46% of total assets, three months earlier and $5.2 million, or 0.84% of total assets, a year ago.

“Due to strong loan growth, we recorded a provision for loan losses for the third consecutive quarter,” added Plourd.  The loan loss provision was $116,000 in 4Q16, compared to $22,000 in 3Q16, and a credit to provision of $277,000 in 4Q15.  Net loan recoveries were $158,000 in 4Q16 compared to $140,000 in 3Q16 and $181,000 in 4Q15.

Cash Dividend Declared

The Company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share, payable February 28, 2017 to common shareholders of record on February 10, 2017.  The current annualized yield, based on the closing price of CWBC shares of $9.24 on December 31, 2016, was 1.5%.

Stock Repurchase Program

On August 31, 2015, the Company announced that the Board of Directors authorized a common stock repurchase program of up to $3 million.  As of December 31, 2016, 187,569 shares (none in 4Q16) had been cumulatively repurchased at an average price of $7.25 per share.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has six full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura, Westlake Village and San Luis Obispo. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and Government Guaranteed lending.

In September 2016, Community West was named to Sandler O’Neill and Partners Bank and Thrift Sm-All Stars – Class of 2016.  This award recognized Community West as one of the top 27 best performing small capitalization institutions from a list of publicly traded banks and thrifts in the U.S. with market capitalizations less than $2.5 billion.  In making their selections, Sandler focused on growth, profitability, credit quality and capital strength.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations.  These forward-looking statements are based on information currently available to the Company as of the date of this release.  It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Interest income
Loans, including fees	$8,280	$8,228	$7,886	$31,097	$29,139
Investment securities and other	302	288	249	1,119	1,083
Total interest income	8,582	8,516	8,135	32,216	30,222
Interest expense
Deposits	763	733	622	2,851	2,383
Other borrowings and convertible debt	57	74	51	276	133
Total interest expense	820	807	673	3,127	2,516
Net interest income	7,762	7,709	7,462	29,089	27,706
Provision (credit) for loan losses	116	22	(277)	(48)	(2,274)
Net interest income after provision for loan losses	7,646	7,687	7,739	29,137	29,980
Non-interest income
Other loan fees	215	270	225	1,042	1,014
Document processing fees	115	130	102	496	466
Service charges	95	105	104	403	372
Gains from loan sales, net	-	-	15	-	132
Other	113	54	92	312	325
Total non-interest income	538	559	538	2,253	2,309
Non-interest expenses
Salaries and employee benefits	3,628	3,809	3,175	14,383	12,904
Occupancy, net	633	564	519	2,264	1,943
Data processing	280	173	145	793	533
Professional services	220	196	257	873	993
Depreciation	192	162	109	678	399
Advertising and marketing	169	154	118	616	466
FDIC assessment	106	74	90	376	342
Stock-based compensation	77	97	79	338	412
Loan servicing and collection	11	108	114	209	395
Net loss (gain) on sales/write-downs of foreclosed real estate
and repossessed assets	(1)	7	42	16	10
Loan litigation settlement, net	-	-	(8)	-	7,095
Other	555	492	451	2,002	1,789
Total non-interest expenses	5,870	5,836	5,091	22,548	27,281
Income before provision for income taxes	2,314	2,410	3,186	8,842	5,008
Provision for income taxes	974	929	1,335	3,613	2,138
Net income	1,340	1,481	1,851	5,229	2,870
Dividends and accretion on preferred stock	-	-	44	-	445
Discount on partial redemption of preferred stock	-	-	-	-	(129)
Net income available to common stockholders	$1,340	$1,481	$1,807	$5,229	$2,554
Earnings per share:
Basic	$0.16	$0.18	$0.22	$0.64	$0.31
Diluted	$0.16	$0.18	$0.21	$0.62	$0.30

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31,	September 30,	December 31,
	2016	2016	2015

Cash and cash equivalents	$2,401	$2,595	$2,789
Time and interest-earning deposits in other financial institutions	31,715	15,164	32,829
Investment securities	31,683	31,200	30,466
Loans:
Commercial	105,290	120,043	107,510
Commercial real estate	272,142	225,572	179,491
SBA	36,488	39,295	47,880
Manufactured housing	194,222	191,946	177,891
Single family real estate	12,750	14,335	19,073
HELOC	10,292	10,789	10,934
Other	(365)	(78)	683
Total loans	630,819	601,902	543,462

Loans, net
Held for sale	61,416	62,381	64,488
Held for investment	569,403	539,521	478,974
Less: Allowance for loan losses	(7,464)	(7,190)	(6,916)
Net held for investment	561,939	532,331	472,058
NET LOANS	623,355	594,712	536,546

Other assets	21,418	20,865	18,583

TOTAL ASSETS	$710,572	$664,536	$621,213

Deposits
Non-interest-bearing demand	$100,372	$88,024	$76,469
Interest-bearing demand	253,023	258,360	250,509
Savings	14,007	14,388	13,690
Certificates of deposit ($250,000 or more)	77,509	92,319	66,722
Other certificates of deposit	167,325	137,510	136,948
Total deposits	612,236	590,601	544,338
Other borrowings	29,000	5,500	10,500
Other liabilities	4,000	4,223	4,431
TOTAL LIABILITIES	645,236	600,324	559,269

Stockholders' equity	65,336	64,212	61,944

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$710,572	$664,536	$621,213

Shares outstanding	8,096	8,094	8,206

Book value per common share	$8.07	$7.93	$7.55

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	Dec. 31, 2016	Sep. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Return on average common equity	8.17%	9.17%	11.96%	8.19%	4.69%
Return on average assets	0.78%	0.91%	1.19%	0.81%	0.49%
Efficiency ratio	70.72%	70.59%	63.64%	71.94%	90.89%
Net interest margin	4.63%	4.81%	4.90%	4.60%	4.80%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended
AVERAGE BALANCES	Dec. 31, 2016	Sep. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Average assets	$679,201	$649,134	$614,688	$644,549	$588,369
Average earning assets	666,280	637,525	603,921	633,054	577,755
Average total loans	607,989	581,477	537,917	573,084	513,826
Average deposits	598,197	571,094	537,269	566,046	509,022
Average equity (including preferred stock)	65,247	64,260	63,334	63,857	66,076
Average common equity (excluding preferred stock)	65,247	64,260	61,395	63,857	61,140

EQUITY ANALYSIS	Dec. 31, 2016	Sep. 30, 2016	Dec. 31, 2015
Total equity	$65,336	$64,212	$61,944
Less: senior preferred stock	-	-	-
Total common equity	$65,336	$64,212	$61,944

Common stock outstanding	8,096	8,094	8,206
Book value per common share	$8.07	$7.93	$7.55

ASSET QUALITY	Dec. 31, 2016	Sep. 30, 2016	Dec. 31, 2015
Nonaccrual loans, net	$2,375	$3,026	$5,013
Nonaccrual loans, net/total loans	0.38%	0.50%	0.92%
Other assets acquired through foreclosure, net	$137	$55	$198

Nonaccrual loans plus other assets acquired through foreclosure, net	$2,512	$3,081	$5,211
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.35%	0.46%	0.84%
Net loan (recoveries)/charge-offs in the quarter	$(158)	$(140)	$(181)
Net (recoveries)/charge-offs in the quarter/total loans	(0.03%)	(0.02%)	(0.03%)

Allowance for loan losses	$7,464	$7,190	$6,916
Plus: Reserve for undisbursed loan commitments	125	83	61
Total allowance for credit losses	$7,589	$7,273	$6,977
Allowance for loan losses/total loans held for investment	1.31%	1.33%	1.44%
Allowance for loan losses/nonaccrual loans, net	314.27%	237.61%	137.96%

Community West Bank *
Tier 1 leverage ratio	10.08%	10.48%	10.38%
Tier 1 capital ratio	11.04%	11.83%	12.45%
Total capital ratio	12.27%	13.08%	13.70%

INTEREST SPREAD ANALYSIS	Dec. 31, 2016	Sep. 30, 2016	Dec. 31, 2015
Yield on total loans	5.42%	5.63%	5.82%
Yield on investments	3.23%	3.10%	2.60%
Yield on interest earning deposits	0.43%	0.45%	0.32%
Yield on earning assets	5.12%	5.31%	5.34%

Cost of interest-bearing deposits	0.60%	0.60%	0.53%
Cost of total deposits	0.54%	0.51%	0.46%
Cost of borrowings	2.00%	2.82%	2.31%
Cost of interest-bearing liabilities	0.63%	0.65%	0.57%

* Capital ratios are preliminary until the Call Report is filed.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended	Tweve Months Ended
NON-GAAP PERFORMANCE MEASURES	Dec. 31, 2015	Dec. 31, 2015
Return on average common equity, excluding loan litigation settlement, net (1)	11.93%	11.52%
Return on average assets, excluding loan litigation settlement, net (1)	1.19%	1.20%
Efficiency ratio, excluding loan litigation settlement, net (2)	63.74%	67.25%

NON-GAAP EARNINGS PER SHARE
Basic (3)	$0.22	$0.82
Diluted (3)	$0.21	$0.79

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended	Tweve Months Ended
	Dec. 31, 2015	Dec. 31, 2015
	(in thousands)
Net income	$1,851	$2,870
Loan litigation settlement, net	(8)	7,095
Tax effect on loan litigation settlement, net	3	(2,920)
Net income, excluding loan litigation settlement, net (3)	$1,846	$7,045

	Three Months Ended	Tweve Months Ended
	Dec. 31, 2015	Dec. 31, 2015
	(in thousands)
Total non-interest expenses	$5,091	$27,281
Loan litigation settlement, net	8	(7,095)
Total non-interest expenses, excluding loan litigation settlement, net (3)	$5,099	$20,186

(1) The Company believes these non-GAAP ratios provide a useful metric with which to analyze and evaluate the financial condition of the Company
(2) The Company believes this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company
(3) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company

Contact:

Charles G. Baltuskonis, EVP & CFO
805.692.5821
www.communitywestbank.com